UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2018

Progenics Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, New York, New York	10007
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(646) 975-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry Into a Material Definitive Agreement.

On May 25, 2018, Progenics Pharmaceuticals, Inc. (“Progenics”), Valeant Pharmaceuticals International, Inc. (“Valeant”), Salix Pharmaceuticals, Inc. (“Salix”), Wyeth LLC (“Wyeth” and, together with Progenics, Valeant and Salix, each “Plaintiff” and collectively “Plaintiffs”) and Actavis LLC (“Actavis”) entered into a Settlement and License Agreement (the “Agreement”) relating to two actions for patent infringement in the U.S. District Court for the District of New Jersey (the “District Court”), Civil Action No. 2:15-cv-08180 and Civil Action No. 2:17-cv-06714, brought by Plaintiffs against Actavis (the “District Court Cases”). In the suit, Progenics and the other Plaintiffs allege that three generic methylnaltrexone bromide injections for subcutaneous use (the “Actavis Products”) for which Actavis is seeking approval to market in the U.S. pursuant to two Abbreviated New Drug Application (“ANDA”) filings with the U.S. Food and Drug Administration (the “FDA”) infringe two U.S. patents owned by Progenics as well as other patents separately owned by each of the other Plaintiffs (the “Patents-In-Suit”). The following is a summary of the material terms of the Agreement.

The Agreement provides for a full settlement and release by both Plaintiffs and Actavis of all claims that were or could have been asserted in the District Court Cases and all resulting damages or other remedies. Plaintiffs and Actavis have agreed to file a Stipulated Consent Judgment and Injunction within five business days after the execution of the Agreement. Plaintiffs and Actavis have further acknowledged and agreed that the 30-month stay imposed by the FDA in relation to the approval of Actavis’ ANDAs for the Actavis Products (the “Actavis ANDAs”) should be terminated.

In the Agreement, Actavis admits that, in connection with the Actavis Products and the Actavis ANDAs, the Patents-In-Suit are valid and enforceable and that one or more of the Patents-In-Suit would be infringed by the manufacture, use, sale or importation Actavis Products. Actavis has further agreed that for the term of the Agreement, Actavis and its affiliates shall not (i) challenge the inventorship, ownership, validity, enforceability or patentability of, or assert the non-infringement of, any of the Patents-In-Suit, (ii) contest that the Actavis Products infringe the Patents-In-Suit, and (iii) cause or permit any of its affiliates to assist, encourage, finance or otherwise provide any information to any third party challenging or asserting the non-infringement of any of the Patents-In-Suit.

Under the Agreement, Plaintiffs grant Actavis a non-exclusive, royalty-free, non-transferable, non-sublicensable, limited license under the Patents-In-Suit to make, import, and sell each of the Actavis Products in the U.S. (the “License”) beginning on the earliest of (a) January 1, 2028; (b) for each of the Actavis Products, if Actavis is a “First Applicant” (as defined in 21. U.S.C. § 355(j)(5)(B)(iv)(II)) and has not forfeited, relinquished or otherwise waived its 180-day exclusivity, 180 days prior to the date on which an entity not a First Applicant is permitted to commercially sell such Actavis Product in the U.S. under authorization from Plaintiffs; (c) for each of the Actavis Products, if Actavis either is not a First Applicant or otherwise has forfeited, relinquished or otherwise waived its 180-day exclusivity, the earlier of (i) 181 days after any third party that is a First Applicant markets a corresponding single-dose vial or pre-filled syringe that has been FDA approved or submitted for approval under an ANDA as a generic version of RELISTOR® Injection for subcutaneous use (the “Generic Products”) in the U.S., or (ii) the date on which a third party that is either not a First Applicant or otherwise has waived its 180-day exclusivity markets, or is first authorized by Plaintiffs to begin marketing, such Generic Product; (d) for each of the Actavis Products, the date on which a third party that has sought or received approval from the FDA under a “New Drug Application” (as defined in the US Federal Drug and Cosmetic Act and regulations promulgated thereunder) (“NDA”) for a corresponding single-dose vial or pre-filled syringe of methylnaltrexone bromide for subcutaneous use for which RELISTOR® Injection is the listed drug (a “Section 505(b)(2) Applicant”) markets or is first authorized by Plaintiffs to begin marketing such corresponding product; (e) for each of the Actavis Products, the date on which a corresponding generic version of the single-dose vial or pre-filled syringe of methylnaltrexone bromide for subcutaneous use approved under NDA No. 021964 for RELISTOR® Injection that is marketed or intended for marketing in the U.S. without the RELISTOR® trademark (an “Authorized Generic Product”) is first marketed in the U.S. by a third party; or (f) the earlier of (i) the date on which a final court decision is entered holding that each of the unexpired claims of the Patents-In-Suit are invalid and/or unenforceable, or (ii) the date on which the Patents-In-Suit have expired, been permanently abandoned, or delisted from the Orange Book. The Agreement also gives Actavis a limited right to grant sublicenses to its affiliates for certain pre-marketing activities.

Under the Agreement, Plaintiffs agree not to sue Actavis and its affiliates for infringement of any patents owned or otherwise controlled by Plaintiffs or its affiliates purporting to cover the Actavis Products. Actavis and its affiliates also agree not to sue Plaintiffs and its affiliates for infringement of any patent owned or otherwise controlled by Actavis or its affiliates purporting to cover RELISTOR® Injection. Additionally, Plaintiffs have agreed not to (i) file any submissions with any governmental agencies that would interfere with Actavis’ efforts to obtain FDA approval of the Actavis ANDAs or market the Actavis Products under the terms of the Agreement, or (ii) discontinue RELISTOR® Injection prior to the expiration of the licensed patents. Plaintiffs have also agreed to notify Actavis if they grant any license under the Patents-in-Suit to a non-First Applicant third party with terms more favorable than those provided to Actavis under the Agreement with respect to the effective date of the License and pre-commercialization and/or pre-marketing rights, in which case the Agreement shall be automatically amended to include the more favorable terms. Furthermore, Plaintiffs have granted Actavis a waiver of any regulatory exclusivities concerning RELISTOR® Injection that may prevent approval of the Actavis ANDAs. In addition, Plaintiffs have agreed to submit, within five business days of Actavis’ request, appropriate and reasonable documentation to the FDA evidencing the licenses, covenant not to sue and waivers set forth in the Agreement.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text thereof, which is attached as Exhibit 10.1 hereto and incorporated in this Item 1.01 by reference.

Safe Harbor

This filing contains forward-looking statements regarding the anticipated results of the settlement with Actavis. There are many important factors that could cause actual results to differ materially from those in these forward-looking statements. These factors include the following: that the U.S. District Court does not approve the Stipulated Consent Judgment and Injunction or that public or private plaintiffs challenge the enforceability of the Agreement; whether or not additional third parties may seek to market generic versions of RELISTOR® Injection by filing ANDAs with the FDA and the results of any litigation that we file to defend and/or assert our patents against such companies; the ability of our third party manufacturers to manufacture sufficient quantities of RELISTOR® Injection in accordance with Good Manufacturing Practices and other requirements of the regulatory approvals for RELISTOR® Injection and at an acceptable cost; our ability to protect the proprietary technologies and intellectual property related to RELISTOR® Injection and to secure and maintain additional intellectual property protection for RELISTOR® Injection; and a variety of other risks common to our industry. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Progenics’ recent annual and quarterly reports filed with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings, which are incorporated in this filing by this reference.

Forward-looking statements speak only as of the date of this filing, and Progenics undertakes no obligation to update or revise these statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
No.

10.1

Settlement and License Agreement by and among Progenics Pharmaceuticals, Inc., Valeant Pharmaceuticals International, Inc., Salix Pharmaceuticals, Inc., Wyeth LLC, and Actavis LLC., entered into as of May 25, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.

By:	/s/ Patrick Fabbio
Patrick Fabbio
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: May 31, 2018